Exhibit 10.68
EMISPHERE TECHNOLOGIES, INC.
240 Cedar Knolls Road
Cedar Knolls, New Jersey 07927
USA
Attention: Michael Novinski, President
23 February 2010
Dear Michael,
We refer to the Convertible Promissory Note Due December 1, 2009 (“Note”) issued by Emisphere Technologies, Inc. (“Issuer”) to Novartis Pharma AG (“Initial Holder”) and the letter dated 25 November 2009 from Initial Holder to Issuer extending the Maturity Date for the Note (“Extension Letter”). Unless otherwise indicated herein, all capitalized terms used in this letter have the meaning set forth in the Note.
Novartis hereby agrees to further extend the Maturity Date set out in the Extension Letter until the earlier to occur of:
(a)	26 May 2010;

(b)	the date on which any other creditor of the Issuer takes any action to declare default, accelerate or otherwise pursue any remedy with respect to any amount it asserts is due to it by Issuer; and

(c)	the date on which any entity holding any security interest over any assets of the Issuer takes any action to exercise such security or any part of such security.
For clarity:
(i)	all other terms and conditions, including, without limitation, Sections 1, 5, 6,10 and 11, of the Note shall remain in full force and effect throughout such extension; and

(ii)	this letter does not constitute a waiver of any rights of the Initial Holder under the Note, including, without limitation, any rights which may have arisen with respect to any Event of Default or Acceleration Event that has occurred prior to the date of this letter and any other Event of Default or Acceleration Event specifically referred to in the letter from the Initial Holder to the Issuer dated October 16, 2009.
In accordance with Section 7 of the Note, please confirm your agreement to the foregoing by signing and returning to us a copy of this letter.

Sincerely,

NOVARTIS PHARMA AG

Joan Fischer	Liouba Laederich
Global Head, BD&L Finance	Legal Counsel

Understood and agreed to:

EMISPHERE TECHNOLOGIES, INC.

By:	/s/ Michael V. Novinski
Name:	Michael V. Novinski
Title:	PRESIDENT & CEO
Date:	2/23/10